   As filed with the Securities and Exchange Commission on December 22, 1995

                                                     Registration No. __________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 CIVIC BANCORP
                                 -------------
             (Exact name of registrant as specified in its charter)

          California                                    68-0022322
          ----------                                    ----------
(State or other jurisdiction of             (IRS employer identification no.)
incorporation or organization)

                 2101 Webster Street, Oakland, California 94612
                 ----------------------------------------------
          (Address of principal executive office, including zip code)

              CivicBank of Commerce Profit Sharing Retirement Plan
              ----------------------------------------------------
                            (Full title of the plan)

    Herbert C. Foster, Civic BanCorp, 2101 Webster Street, Oakland, CA 94612
    ------------------------------------------------------------------------
                    (Name and address of agent for service)

                                 (510)836-6500
                                 -------------
         (Telephone number, including area code, of agent for process)

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
 Title of securities      Amount to be         Proposed             Proposed             Amount of
  of the registered        registered      maximum offering         maximum          registration fee
                                            price per unit     aggregate offering
                                                                     price
-----------------------------------------------------------------------------------------------------
    Common stock         200,000 shares          $7.50            $1,500,000             $517.25
-----------------------------------------------------------------------------------------------------

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                 CIVIC BANCORP
                             CROSS REFERENCE SHEET

ITEM NUMBER AND HEADING IN FORM S-8 REGISTRATION                LOCATION IN PROSPECTUS
  STATEMENT
Part I  Information Required in the Section 10(a) Prospectus

Item 1.  Plan Information                                       Information About the Plan

Item 2.  Registrant Information and Employee Plan Annual        Information About the Company
         Information

Part II Information Required in Registration Statement          [Not included in Prospectus]

Item 3.  Incorporation of Documents by Reference

Item 4.  Description of Securities

Item 5.  Interests of Named Experts and Counsel

Item 6.  Indemnification of Directors and Officers

Item 7.  Exemption from Registration Claimed

Item 8.  Exhibits

Item 9.  Undertakings

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

  Pursuant to the instructions for Form S-8, information required in the prospectus (Items 1 and 2) is not included in this Registration Statement.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
------------------------------------------------

      The following documents previously filed or to be filed with the Commission pursuant to the Securities Exchange Act of 1934 ("Exchange Act") are hereby incorporated by reference in this Registration Statement:

      (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (the "Registrant 10-K");

      (b) Registrant's Quarterly Report on Form 10-Q for the three and nine month periods ended September 30, 1995;

      (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in paragraph (a) above;

  All documents filed by Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof.

Item 4. Description of Securities.
----------------------------------

  Securities to be offered are registered under Section 12 of the Exchange Act. Therefore, this item is not applicable.

Item 5. Interests of Named Experts and Counsel.
-----------------------------------------------

 Not applicable.

Item 6. Indemnification of Directors and Officers.
--------------------------------------------------

  Section 317 of the California General Corporation Law permits indemnification of directors, officers and employees of corporations under certain conditions and subject to certain limitations. The articles of incorporation of the Registrant contain provisions limiting the monetary liability of directors for breaches of the duty of care. Article 5 of the Bylaws of the Registrant contains provisions for the indemnification of directors, officers and employees to the fullest extent permitted under Section 317. In addition, the Registrant maintains officers and directors liability insurance for an annual aggregate maximum of $3,000,000.

Item 7. Exemption from Registration Claimed.
--------------------------------------------

  All issuances of common stock by the registrant have been pursuant to registration statements filed with the Commission. To the Company's knowledge, it has no restricted stock outstanding.

Item 8. Exhibits.
-----------------

4.    CivicBank of Commerce Profit Sharing Retirement Plan.

5.    Opinion of McCutchen, Doyle, Brown & Enersen re: legality.

23.1  Consent of KPMG Peat Marwick LLP.

23.2  Consent of Deloitte & Touche LLP.

Item 9. Undertakings.
---------------------

 (1) Registrant hereby undertakes:

        (a) To file during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

             (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any other material change to such information in the Registration Statement.

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (b) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14-c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X of the Exchange Act are not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      (4) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

      (5) Registrant will submit or has submitted the plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan under section 401 of the Internal Revenue Code.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Oakland, State of California, on December 21, 1995.
                                         -----------

                                         Civic BanCorp


                                By /s/ HERBERT C. FOSTER
                                  _________________________________
                                         Herbert C. Foster
                                         President and
                                         Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

       Signature                       Title                       Date
       ---------                       -----                       ----

/s/ HERBERT C. FOSTER
______________________    President and Chief Executive     December 21, 1995
Herbert C. Foster         Officer and Director (Principal            --
                          Executive Officer)


/s/ GERALD J. BROWN
______________________    Chief Financial Officer           December 21, 1995
Gerald J. Brown           (Principal Financial and                   --
                          Accounting Officer)


/s/ C. DONALD CARR
______________________    Director                          December 21, 1995
C. Donald Carr                                                       --


/s/ DAVID L. CUTTER
______________________    Director                          December 21, 1995
David L. Cutter                                                      --


/s/ JOHN W. GLENN
______________________    Director                          December 21, 1995
John W. Glenn                                                        --


/s/ PAUL R. HANDLERY
______________________    Director                          December 21, 1995
Paul R. Handlery                                                     --


/s/ JAMES C. JOHNSON
______________________    Director                          December 21, 1995
James C. Johnson                                                     --



/s/ PAUL C. KEPLER
______________________    Director                          December 21, 1995
Paul C. Kepler                                                       --


/s/ EDWARD G. MEIN
______________________    Director                          December 21, 1995
Edward G. Mein                                                       --


/s/ DALE D. REED
______________________    Director                          December 21, 1995
Dale D. Reed                                                         --


/s/ EDWARD G. ROACH
______________________    Director                          December 21, 1995
Edward G. Roach                                                      --


/s/ BARCLAY SIMPSON
______________________    Director                          December 21, 1995
Barclay Simpson                                                      --